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                                                            EXHIBIT NO. 99.10(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 24 to Registration Statement No. 33-37972 on Form N-1A of our report dated December 10, 2004, on the financial statements and financial highlights of MFS Strategic Income Fund, a series of MFS Series Trust VIII, included in the Fund's 2004 Annual Report to Shareholders.

                                                            ERNST & YOUNG LLP
                                                            -----------------
                                                            Ernst & Young LLP

Boston, Massachusetts
February 24, 2005